UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2010

LAXAI PHARMA, LTD.
(Exact name of Registrant as specified in charter)

Israel	0-17788	N/A
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

8905 Regents Park Dr., Suite 210, Tampa, FL		33647
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (813)-528-6004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or An Obligation Under an Off Balance Sheet Arrangement.

On or about March, 2010, the Registrant and OSR Holding Corp. (“Holding”) entered into a Note and Warrant Purchase Agreement with UTA Capital LLC, a Delaware limited liability company (the “Lender”).  Under the terms of the Note and Warrant Purchase Agreement and related documents, the Lender provided funding to the Registrant in the form of a Senior Secured Bridge Note (the “Note”) in the face amount of $1,440,000,000 (the “Funding Transaction”).  The Note earns interest at a rate of 12% per annum, plus additional interest equal to 4% of the purchase price of the Note.  The Note was originally due on July 31, 2010, but it was subsequently extended by agreement of the parties to December 15, 2010.  Currently the interest rate on the Note is 12%.  The Note is secured by all the accounts receivable of the Registrant and Holding and by a pledge of Registrant’s stock of Holding.  Additional security for the Note consists of the deposit of all cash received from Registrants customers into a secured account, with cash to be released from the secured account to Holding only after cash in the secured account, when added to the then-current accounts receivable of Holding, equals $900,000.

Registrant has been notified that it is in default. The date of the triggering event of the acceleration was December 21, 2010 when the Registrant received a notice of default.  The amount of the obligation as accelerated is $1,440,000 plus accrued interest, fees and penalties.  As of the date of this Current Report, no other obligation of Registration was affected by this acceleration.

The Lender and the Registrant are in a dispute with respect to the terms of the Note and the requirements for the repayment of the Note.  As a result, Registrant has filed suit against the Lender, and the suit is described in more detail below under Item 8.01 Other Events.

Item 8.01	Other Events.

On December 10, 2010, prior to the maturity of the Note, Registrant filed a lawsuit in the United States District Court of the Middle District of Florida alleging that the Lender had charged interest under the Note in excess of 25% per annum and therefore it violated the Florida Statutes on Usury.  As a result of this alleged violation the Registrant has asked the Court to grant the following relief: (a) determine that the interest charged by Lender is usurious, (b) declare the Note to be unenforceable, (c) declare that the Lender has forfeited the entire interest contract to be charged under the Note as well as the amount of interest paid to the Lender by the Registrant to date, (d) award Registrant attorney’s fees and costs.

As of this date, no answer or responsive pleading has been filed by the Lender in respect of this lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2010

LAXAI PHARMA, LTD. (Registrant)
By:	/s/ Ram Ajjarapu
Ram Ajjarapu, Executive Chairman

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